                                                                     Exhibit 6




                             DISTRIBUTION AGREEMENT
                             ----------------------

                 This Distribution Agreement is made as of this 5th day of September, 1995 between TIME HORIZON FUNDS, a Delaware business trust (herein called the "Company), and CONCORD FINANCIAL GROUP, INC., a Delaware corporation (herein called "CFG").

                 WHEREAS, the Company is an open-end, management investment company and is so registered under the Investment Company Act of 1940; and

                 WHEREAS, the Company will offer and maintain the following investment portfolios: Time Horizon Portfolio 1, Time Horizon Portfolio 2 and Time Horizon Portfolio 3 (individually a "Fund" and collectively the "Funds"); and

                 WHEREAS, pursuant to a Management Agreement of even date herewith between the Company and Bank of America National Trust and Savings Association (the "Manager"), the Company has retained the Manager to provide management services to the Funds; and

                 WHEREAS, the Company desires to retain CFG as Distributor for the Funds to provide for the sale and distribution of shares of beneficial interest of the Funds (herein collectively called "Shares"), and CFG is willing to render such services;

                 NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

                             I.  DELIVERY OF DOCUMENTS
                                 ---------------------
                 The Company has delivered to CFG copies of each of the following documents and shall deliver to it all future amendments and supplements thereto, if any:

                 (a) The Company's Declaration of Trust and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Company's Declaration");

                 (b) Bylaws of the Company (such Bylaws, as presently in effect and as they shall from time to time be amended, herein called the "Bylaws");

                 (c) Resolutions of the Board of Trustees of the Company authorizing the execution and delivery of this Agreement;

                 (d) The Company's registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments thereto (said registration statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                 (e) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission; and

                 (f) Prospectuses and statements of additional information of the Company and of the Funds (such prospectuses and statements of additional information, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").


                               II.   DISTRIBUTION
                                     ------------

                     1. APPOINTMENT OF DISTRIBUTOR. The Company hereby appoints CFG as Distributor of the Funds' Shares and CFG hereby accepts such appointment and agrees to render the services and duties set forth in this
Section II. The Distributor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Company from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Distributor hereunder are not deemed exclusive, and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                     2.     SERVICES AND DUTIES.
                            -------------------

                            (a)              The Company agrees to sell through
CFG, as agent, from time to time during the term of this Agreement, Shares of the Funds upon the terms and at the current offering price as described in the applicable

Prospectus. CFG shall act only on its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. CFG shall devote its best efforts to effect sales of Shares of each of the Funds, but shall not be obligated to sell any certain number of Shares.

                          (b)              In all matters relating to the sale
and redemption of Shares, CFG shall act in conformity with the Company's Declaration, Bylaws and Prospectuses and with the instructions and directions of the Board of Trustees of the Company, and shall conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws and regulations. In connection with such sales, CFG acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Company's Registration Statement and Prospectuses and any sales literature specifically approved by the Company. The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as CFG may reasonably request. The Company shall also furnish CFG upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as CFG may reasonably request.

                          (c)              CFG shall bear the cost of (i)
printing and distributing any Prospectus (including any supplement thereto), and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; provided, however, that CFG shall not be obligated to bear the expenses incurred by the Company in connection with (1) the preparation and printing of any supplement or amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act or any state securities laws; and (2) the printing and distribution of any Prospectus, supplement or amendment thereto for existing shareholders of the Fund described therein.

                          (d)              All Shares of the Funds offered for
sale by CFG shall be offered for sale to the public at a price per Share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the Company's Declaration and then current Prospectuses) plus, except with respect to those classes of persons or transactions set forth in the then current Prospectuses, (ii) an initial sales charge or a contingent deferred sales charge as set forth in the Company's then current Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by CFG to broker-dealers and other persons shall be set forth in either the selling agreements between CFG and such broker-dealers and persons or, if such concessions are described in the then current Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling agreement with CFG shall be authorized to act as agent for the Company in connection with the offering or sale of its Shares to the public or otherwise.

                          (e)              The Company, or any agent of the
Company designated in writing by the Company, shall be promptly advised of all purchase orders for Shares received by the Distributor or selected dealers.
CFG agrees, and shall cause any selected dealers to agree, to cause payment for such Shares to be delivered promptly to the Company or its agent.

                          (f)              If any Shares sold by CFG under the
terms of this Agreement are redeemed or repurchased by the Company or by CFG as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of such Shares, CFG shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount re-allowed by CFG to broker-dealers or other persons shall be repayable to the Company only to the extent recovered by CFG from the broker-dealer or other person concerned. CFG shall include in the forms of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Company or by CFG as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

                          (g)              The Distributor shall provide the
services of certain persons who may be appointed as officers of the Company by the Company's Board of Trustees.

                   3.     SALES AND REDEMPTIONS.
                          ---------------------

                          (a)              The Company shall pay all costs and
expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Company hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof or in any other agreement entered into by the Company.

                          (b)              The Company shall execute all
documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of the Shares for sale in such states as CFG may designate to the Company and the Company may approve, and the Company shall pay all filing fees which may be incurred in connection with such qualification. CFG shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by CFG in connection with the sale of the Shares as contemplated in this Agreement.

                          (c)              The Company shall have the right to
suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Commission ("Rules").

                          (d)              The Company reserves the right to
reject any order for Shares, but shall not do so arbitrarily or without reasonable cause.


                           III.     PAYMENTS TO CFG
                                    ---------------

                 CFG shall receive and may retain any portion of any front-end or contingent deferred sales charge which is imposed on sales and redemptions of Shares, as set forth in the Prospectuses and not reallowed to others. Upon termination of this Agreement for any reason, the obligation to pay any such contingent deferred sales charge on Shares sold prior to the date of termination shall survive the termina-tion, and the Company or its agent shall collect and pay any such charges thereafter imposed on such Shares to CFG.

                 It is understood that certain shareholder servicing expenses to be incurred in connection with the Shares may be paid as provided in a Shareholder Service Plan adopted by the Company, as the same may be amended by the Company from time to time. CFG agrees to be responsible for the operation of such Plan in accordance with the terms thereof.

                 The Company has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act, pursuant to which CFG shall be entitled to receive certain payments as set forth in such Plan, as the same may be amended from time to time. CFG agrees to be responsible for the operation of such Plan in accordance with the terms thereof.

                    IV.      LIMITATIONS OF LIABILITY
                             ------------------------

                 CFG shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


                    V.       CONFIDENTIALITY
                             ---------------

                 CFG shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and prior or present shareholders or those persons or entities who respond to CFG'S inquiries concerning investment in the Company, and shall not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder or under any other agreement with the Company, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where CFG may be exposed to civil or criminal contempt proceedings for failure to comply, when CFG is requested to divulge such information by duly constituted authorities, or when CFG is so requested by the Company.

                         VI.            INDEMNIFICATION
                                        ---------------

                     1. COMPANY REPRESENTATIONS. The Company represents and warrants to CFG that (a) it is duly organized as a Delaware business trust and is and at all times will remain duly authorized to enter into and perform this Agreement, and (b) at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to CFG expressly for use in the Registration Statement or Prospectuses.

                     2. CFG REPRESENTATIONS. CFG represents and warrants to the Company that (a) it is duly organized as a Delaware corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein and (b) at all times any written information furnished to the Company by or on behalf of CFG expressly for use in the Registration Statement or Prospectuses will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     3. COMPANY INDEMNIFICATION. The Company shall indemnify, defend and hold harmless CFG, its several officers and directors, and any person who controls CFG within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or any application or other document executed by or on behalf of the Company, or arise out of, or are based upon, information furnished by or on behalf of the Company filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse CFG, its several officers and directors, and any person who controls CFG within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to CFG specifically for inclusion therein.

                 The Company shall not indemnify any person pursuant to this subsection 3 of Section VI hereof unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Company who are neither "interested persons" of the Company (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

                 Each Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3 of
Section VI hereof, so long as: (a) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (b) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Company (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

                     4. CFG INDEMNIFICATION. CFG shall indemnify, defend and hold harmless the Company, each Fund, the Company's several officers and trustees and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 of
Section VI or its agreements in subsection 2 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and trustees by or on behalf of and with respect to CFG specifically for inclusion therein, and shall reimburse the Company, each Fund, the Company's several officers and trustees, and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

                     5. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 of
Section VI hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

                 6. NAMES. The name "Time Horizon Funds" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 12, 1995, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or by an officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.


                 VII.           DURATION AND TERMINATION
                                ------------------------

                 This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect with respect to each Fund until October 31, 1996. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Board of Trustees of the Company who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Company or by vote of a "majority of the outstanding voting securities" of the Funds as to which the Agreement is effective; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Company or by a vote of a "majority of the outstanding voting securities" of such Funds on sixty
(60) days' prior written notice to CFG, or by

CFG at any time, without the payment of any penalty, on sixty (60) days' prior written notice to the Company. This Agreement shall automatically and immediately terminate in the event of its "assignment." As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

                 VIII.         AMENDMENT OF THIS AGREEMENT
                               ---------------------------

                 No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.


                 IX.                   NOTICES
                                       -------

                 Notices of any kind to be given to the Company hereunder by CFG shall be in writing and shall be duly given if mailed or delivered to the Company before September 18, 1995 at: 1900 Dublin-Granville Road, Columbus, Ohio 43229 Attention: Stephen G. Mintos; after September 18, 1995 at: 3435 Stelzer Road, Columbus, Ohio 43219, Attention: Stephen G. Mintos; with a copy to Cathy G. O'Kelly, Esq., Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle, 26th Floor, Chicago, Illinois 60695, or at such other address or to such individual as shall be so specified by the Company to CFG. Notices of any kind to be given to CFG hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to CFG at 515 Figueroa Street, Suite 335, Los Angeles, CA 90071, Attention: Gene Spurbeck, or at such other address or to such individual as shall be so specified by CFG to the Company.


                 X.                MISCELLANEOUS
                                   -------------

                 The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VII hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law (without regard to principles of conflicts of law);

PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                                   TIME HORIZON FUNDS


                                                   By:/s/J. David Huber
                                                      ------------------------
                                                      J. David Huber
                                                      President


Attest:/s/W. Eugene Spurbuck
        --------------------------
        (name) W. Eugene Spurbuck
              --------------------
        Secretary


                                                  CONCORD FINANCIAL GROUP, INC.



                                                  By:/s/George O. Martinez
                                                     ---------------------------
                                                      (name) George O. Martinez
                                                             -------------------
                                                       Chief Executive Officer


Attest:/s/Robert L. Tuch
       ----------------------
        (name) Robert L. Tuch
              ---------------
       Assistant Secretary